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                                                                    Exhibit 10.8

                         EMPLOYEE NON-COMPETITION AND
                 CONFIDENTIALITY AGREEMENT --EXISTING EMPLOYEE
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          THIS EMPLOYEE NON-COMPETITION AND CONFIDENTIALITY AGREEMENT (this
"Agreement") is made as of this 2/nd/ day of April, 1997, by and between Duquesne Light Company ("Company") and MAUREEN L. HOGEL (Employee").

          WHEREAS, during the course of Employee's employment with Company, Company will undertake to train and continue to train Employee and to impart to Employee proprietary and/or confidential information and/or trade secrets of Company;

          WHEREAS, Company desires to continue to procure the services of Employee, and Employee is willing to continue to be employed with Company, upon the terms and subject to the conditions set forth below;

          NOW, THEREFORE, in consideration of the continued employment by Company of Employee, 100 shares of common stock of DQE, Inc. (which is the subject of a separate Stock Restriction Agreement), a one thousand ($1000) dollar cash payment, additional severance benefits as set forth below, the disclosure by Company of its proprietary information and/or trade secrets and other good and valuable consideration and intending to be legally bound, Employee hereby agrees to be employed by Company, upon the following terms and conditions:

          1.   Severance Benefits. As additional consideration for entering into
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this Agreement, Employee shall be entitled to severance benefits which shall equal one and a half (1 1/2) times the severance benefits to which Employee is otherwise entitled to receive immediately prior to executing this Agreement. The aggregate benefits to which Employee may be entitled shall include a minimum of six (6) months of severance benefits and a maximum of one (1) year of severance benefits. (By way of example, if Employee prior to executing this agreement was entitled to 6 months of severance benefits, Employee would be entitled to 9 months benefits --6 months x 1~ --upon executing this agreement. Under no circumstances will Employee be entitled to more than one (1) year of severance benefits. All other terms and conditions of Employee's entitlement to severance benefits shall remain in full force and effect and shall not otherwise be modified by this Agreement.

          2.   Non-Disclosure Of Confidential Information. Employee acknowledges
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that all Confidential Information shall at all times remain the property of the
Company and its affiliates (i.e., another company the majority interest of which is owned by the Company or by a parent or subsidiary of the Company). "Confidential Information" means all information disclosed to Employee or known by Employee as a consequence of or through Employee's employment, which

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is not generally known in the industry in which the Company and/or an affiliate is or may become engaged, about the Company's or an affiliates' business, products, processes, and services, including but not limited to information relating to research, development, inventions, computer program designs, flow charts, source and object codes, products and services under development, pricing and pricing strategies, marketing and selling strategies, power generating, servicing, purchasing, accounting, engineering, costs and costing strategies, sources of supply, customer lists, customer requirements, business methods or practices, training and training programs, and the documentation thereof. It includes, but is not limited to, proprietary information and trade secrets of the Company and its affiliates. It will be presumed that information supplied to the Company and its affiliates from outside sources is Confidential Information unless and until it is designated otherwise.

          Employee will safeguard and maintain on the premises of the Company, to the extent possible in the performance of Employee's work for the Company, all documents and things that contain or embody Confidential Information. Except as required as part of Employee's duties to the Company, Employee will not, during his employment by the Company, or thereafter, directly or indirectly use, divulge, disseminate, disclose, lecture upon, or publish any Confidential Information without having first obtained written permission from the Company to do so.

          3.   Inventions.  All Inventions made or conceived by Employee, either
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solely or jointly with others, (i) during Employee's employment by the Company and (ii) within one (1) year after termination of such employment, whether or not such Inventions are made or conceived during the hours of Employee's employment or with the use of the Company's facilities, materials, or personnel, will be the property of the Company or its nominees. "Invention" means discoveries, concepts, and ideas, whether patentable or not, including, but not limited to apparatus, processes, methods, techniques, and formulae, as well as improvements thereof or know-how related thereto, relating to any present or prospective activities of the Company and its affiliates.

          Employee will, without royalty or any other additional consideration:

          (a) inform the Company promptly and fully of such Inventions by written reports, setting forth in detail a description, the operation and the results achieved;

          (b) assign to the Company all Employee's right, title, and interest in and to such Inventions, any applications for United States and foreign Letters Patent, any continuations, divisions, continuations-in-part, reissues, extensions or additions thereof filed for upon such Inventions and any United States and foreign Letters Patent;

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          (c)  assist the Company or its nominees, at the expense of the
Company, to obtain, maintain and enforce such United States and foreign Letters Patent for such Inventions as the Company may elect; and

          (d) execute, acknowledge, and deliver to the Company at its expense such written documents and instruments, and do such other acts, such as giving testimony in support of Employee's inventorship and invention, as may be necessary in the opinion of the Company to obtain, maintain or enforce the United States and foreign Letters Patent upon such Inventions and to vest the entire right and title thereto in the Company and to confirm the complete ownership by the Company of such Inventions.

          4.   Works. All Works created by Employee during his employment by the
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Company will be and remain exclusively the property of the Company. "Works"
means all material and information created by Employee in the course of or as a result of Employee's employment by the Company which is fixed in a tangible medium of expression, including, but not limited to, notes, drawings, memoranda, correspondence, documents, records, notebooks, flow charts, computer programs and source and object codes, regardless of the medium in which they are fixed.

          Each such Work is a "work for hire" and the Company may file applications to register copyright as author thereof. Employee will take whatever steps and do whatever acts the Company requests, including, but not limited to, placement of the Company's proper copyright notice on such Works to secure or aid in securing copyright protection and will assist the Company or its nominees in filing applications to register claims of copyright in such works. Employee will not reproduce, distribute, display publicly, or perform publicly, alone or in combination with any data processing or network system, any Works of the Company without the written permission from the Company.

          5.   Restrictions on Competition.  Employee covenants and agrees that
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during the period of Employee's employment hereunder and for a period of one (1)
year following the termination of Employee's employment for any reason, including without limitation termination by Company for cause or without cause, Employee shall not engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder, or otherwise, alone or in association with any other person, corporation or other entity, in any Competing Business located within a 150 mile radius of Company's principal place of business located in Pittsburgh, Pennsylvania or in the states of Ohio or West Virginia. For purposes of this Agreement, the term "Competing Business" shall mean any person, corporation or other entity which develops, produces, markets, sells or services (1) any energy product or service, including but not limited to gas or electric products or services, and/or (2) any product or service which

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is the same as or similar to products or services which Company developed, produced, marketed, or sold, including but not limited to energy products and services, within the last year prior to termination of Employee's employment hereunder. Employee recognizes that Company conducts or intends to conduct business within the geographic area set forth herein, and therefore, Employee agrees that this restriction is reasonable and necessary to protect Company's business.

          6.   Nonsolicitation Of Customers And Suppliers. Employee agrees that
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for a period of two (2) years following the termination of Employee's employment with the Company for any reason, whether terminated for cause or without cause, Employee shall not, directly or indirectly, solicit the business of, or do business with, any customer, supplier, or prospective customer or supplier of the Company or an affiliate of the Company with whom Employee had direct or indirect contact or about whom Employee may have acquired any knowledge while employed by the Company.

          7.   Solicitation Of Employees.  Employee agrees that, during
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Employee's employment with the Company and for a period of two (2) years following termination of the Employee's employment with the Company, whether terminated with cause or without cause, Employee shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of the Company or an affiliate of the Company to leave the Company or an affiliate for any reason whatsoever, or hire or solicit the services of any employee of the Company or an affiliate.

          8.   Enforcement.  Employee understands and agrees that any violation
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of this Agreement shall be deemed material to continuing employment and could result in disciplinary action up to and including termination. Employee acknowledges that the legal remedy available to the Company and its affiliates for any breach of covenants on the part of Employee will be inadequate, and, therefore, in the event of any threatened or actual breach of this Agreement, the Company or an affiliate shall be entitled to specific enforcement of this Agreement through injunctive or other equitable relief in a court with appropriate jurisdiction. The existence of any claim or cause of action by Employee or another against the Company or an affiliate, whether predicated on this Agreement or otherwise, shall not constitute a defense to enforcement by the Company or an affiliate of this Agreement.

          9.   Obligations Survive Termination Of Employment. Termination of
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Employee's employment, whether voluntary or involuntary, whether for cause or without cause, shall not impair or relieve Employee of any of Employee's obligations hereunder. Upon termination of Employee's employment, for whatever reason, or upon request by the Company, Employee will deliver to the Company the originals and all copies of notes, sketches, drawings, specifications, memoranda, correspondence, documents, records, notebooks, computer

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disks and computer tapes and other repositories of Confidential Information and
Inventions then in Employee's possession or under Employee's control, whether prepared by Employee or by others. Upon termination of Employee's employment, for whatever reason, or upon request by the Company, Employee will deliver to the Company the originals and all copies of Works, then in Employee's possession or under Employee's control.

          10.  At-Will Employment.  Employee shall be employed at the pleasure
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of Company, for no definite term, unless otherwise provided by a separate writing authorized by Employee and the Company. This means that either party may terminate the employment relationship at any time for any or no reason.

          11.  Binding Effect.  This Agreement shall bind Employee, Employee's
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heirs, and Employee's assigns, and may be assigned by the Company with transfer of assets of the Company's business to which it relates. The substantive law of the Commonwealth of Pennsylvania shall apply in matters relating to this Agreement.

          12.  Authorization to Modify Restrictions.  It is an intention of the
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parties that the provisions of this Agreement shall be enforceable to the fullest extent permissible by law, and that the unenforceability of any provision, in whole or in part, shall not render unenforceable, or impair, the remaining parts and provisions of this Agreement. If any provision of this Agreement shall be deemed unenforceable, in whole or in part, this Agreement shall be deemed amended to delete or modify the offending part and to alter the Agreement to render it valid and enforceable.

          13.  Employee Acknowledgments.  Employee acknowledges that he or she
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has read and understands the provisions of this Agreement, that he or she has been given an opportunity for his or her legal counsel to review this Agreement and that the provisions of this Agreement are reasonable and that he or she has received a copy of this Agreement.

          Witness our hands and seal this 2nd day of April, 1997 at 411 Seventh Avenue, Pittsburgh, PA 15230.


 /s/ Amy M. Parker                        /s/ Maureen L. Hogel
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     Witness                                  Employee


                                          DUQUESNE LIGHT COMPANY


 /s/ Amy M. Parker                        By: /s/ Victor M. Rogue
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     Witness
                                          Title: V.P. & General Counsel
                                                 ----------------------

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